Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 3, 2006, except with respect to our opinion on the consolidated financial statements and financial statements schedule insofar as it relates to the effects of discontinued operations discussed in Note 19, as to which the date is November 10, 2006, relating to the financial statements, financial statements schedule, management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting for the year ended December 31, 2005, which appears in the UniSource Energy Corporation's Form 8-K/A dated November 15, 2006. We also consent to the incorporation by reference of our report dated March 3, 2006, relating to the financial statements and financial statements schedule, which appears in the Tucson Electric Power Company combined Annual Report on Form 10-K for the year ended December 31, 2005.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP Chicago, Illinois January 29, 2007